                                                                     EXHIBIT 4.1



                             CERTIFICATE OF TRUST

                                      OF

                             BFGOODRICH CAPITAL


        THIS CERTIFICATE OF TRUST of BFGoodrich Capital (the "Trust"), dated May 31, 1995 is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. Code
Section 3801 et seq.).

        1. Name. The name of the business trust being formed hereby is BF Goodrich Capital.

        2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

        3. Effective Date. This Certificate of Trust shall be effective as of its filing.

        IN WITNESS WHEREOF, the undersigned, being the sole trustees of the Trust, has executed this Certificate of Trust as of the date first above written.


                                        THE BANK OF NEW YORK (DELAWARE),
                                        as Trustee


                                        By: /s/ Joseph F. Leary
                                            ___________________________________
                                            Name:  Joseph F. Leary
                                            Title: Vice President


                                        THE BANK OF NEW YORK (DELAWARE),
                                        as Trustee


                                        By: /s/ Mary Jane Morrissey
                                            ___________________________________
                                            Name:  Mary Jane Morrissey
                                            Title: Assistant Vice President